As filed with the Securities and Exchange Commission on July 15, 1997
                                                     Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENTS UNDER
                           THE SECURITIES ACT OF 1933


                         THE BEAR STEARNS COMPANIES INC.

             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                  13-3286161

(State or Other Jurisdiction of
Incorporation or Organization)           (I.R.S. Employer Identification No.)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000

               (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                              WILLIAM J. MONTGORIS
                             CHIEF OPERATING OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              DENNIS J. BLOCK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

   Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]__________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================


                                                                 Proposed Maximum       Proposed Maximum
  Title of Each Class of Securities to       Amount to be       Offering Price Per     Aggregate Offering         Amount of
              be Registered                Registered(1)(2)           Unit(3)               Price(3)         Registration Fee (2)
----------------------------------------------------------------------------------------------------------------------------------

Debt Securities and Warrants.............   $5,000,000,000             100%              $5,000,000,000               $1,515,152
====================================================================================================================================

(1) In United States dollars or the equivalent thereof in one or more foreign or composite currencies.
(2) The amount of Debt Securities and Warrants to be registered is the issue price thereof plus the issue price of any Warrants or the issue price of any Debt Securities to be issued upon the exercise of the Warrants and that amount also includes any offers and sales of Debt Securities and Warrants in market-making transactions by Bear, Stearns & Co. Inc, an affiliate of the Registrant.
(3)      Estimated solely for the purpose of calculating the registration fee.


          Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus and relates to this Registration Statement and Registration Statement No. 333-17985 previously filed by the Registrant on Form S-3 and declared effective on January 22, 1997. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-17985 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement thereafter shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED JULY 15, 1997

PROSPECTUS
                                 $5,797,670,162
                                -----------------

                         THE BEAR STEARNS COMPANIES INC.

                          DEBT SECURITIES AND WARRANTS

         The Company may issue and sell from time to time, in one or more series with an aggregate initial public offering price of up to $5,797,670,162 (or the equivalent in foreign denominated currency or units based on or relating to such currencies), debt securities ("Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness, and warrants ("Warrants") to purchase Debt Securities or to buy and sell government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or other indices or references. The Debt Securities and Warrants are herein collectively referred to as the "Securities." The Debt Securities and Warrants may be offered independently or together for sale directly to purchasers or through dealers, underwriters or agents. The Company will offer the Securities to the public on terms determined by market conditions. The Securities may be sold for, and principal of and interest on Debt Securities and the cash settlement value of the Warrants may be payable in, United States dollars, foreign denominated currency or currency units, in each case, as the Company specifically designates.

         The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), currency or currency units in which payments will be made (if other than United States dollars), terms for any conversion or exchange (including any provisions for adjustment of such terms), listing (if any) on a securities exchange and any other specific terms of the Debt Securities, the purchase price, exercise price, exercise period, detachability and any other specific terms of any Warrants and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. Such underwriters (and any representative thereof), dealers or agents may include Bear, Stearns & Co. Inc., a wholly owned subsidiary of the Company.

         There are no restrictions in the Indenture (as defined in the Prospectus) on the ability of the Company or its subsidiaries to incur additional unsecured indebtedness or on the ability of the Company to incur additional secured indebtedness except that the Indenture restricts the Company from incurring any indebtedness for borrowed money that is secured by a pledge of the Voting Stock of any Restricted Subsidiary (each as defined in the Prospectus) without effectively providing that the Notes and other indebtedness of the Company under the Indenture will be secured equally and ratably with such secured indebtedness.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT
                        HERETO. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


         The Securities may be offered through dealers, through underwriters or through agents designated from time to time, as set forth in the accompanying Prospectus Supplement. The net proceeds to the Company will be, in the case of a dealer, the sales price to such dealer, in the case of an underwriter, the public offering price less the applicable underwriting discount or commission, and, in the case of an agent, the public offering price less the applicable agency commission, in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

         This Prospectus and the accompanying Prospectus Supplement may be used by Bear, Stearns & Co. Inc. in connection with offers and sales of Debt Securities and Warrants in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Bear, Stearns & Co. Inc. may act as a principal or agent in such transactions.


                            BEAR, STEARNS & CO. INC.

                                 _____ __, 1997

         CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF CERTAIN SECURITIES HEREUNDER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THOSE SECURITIES, INCLUDING OVERALLOTMENT, STABILIZING
AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "PLAN OF DISTRIBUTION."
                      ________________________________


         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1996 (the "1996 Form 10-K"), (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 27, 1996, December 31, 1996 and March 27, 1997 and (iii) the Current Reports on Form 8-K, dated, July 30, 1996, October 16, 1996, October 29, 1996, November 12, 1996, January 22, 1997, January 29, 1997, April 16, 1997 and May 16, 1997. All
documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.
                               -------------------

                                   THE COMPANY

         The Company is a holding company that, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC"), is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The business of the Company includes market-making and trading in corporate, United States Government, government-agency, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest-rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage; underwriting and distributing securities; providing securities clearance services; financing customer activities; securities lending; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; providing other financial advisory services; making principal investments in leveraged acquisitions; acting as specialist on the floor of the New York Stock Exchange ("NYSE"); providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory and securities research.

         The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Hong Kong and Shanghai; through international subsidiaries in Buenos Aires, Hong Kong, London, Paris, Sao Paulo and Tokyo; and through joint ventures with other firms in Karachi, Madrid and Paris. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company.

         Bear Stearns and BSSC are broker-dealers registered with the Commission. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

         The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.

                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include additions to working capital, the repayment of short-term indebtedness and investments in, or extensions of credit to, subsidiaries.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges was 1.4 for the nine months ended March 27, 1997 and 1.4, 1.2, 1.6, 1.8 and 1.6 for the fiscal years ended June 30, 1996, 1995, 1994, 1993 and 1992, respectively. These ratios were calculated by dividing the sum of fixed charges into the sum of earnings before taxes and fixed charges. Fixed charges for these purposes consist of all interest expense and certain other immaterial expenses.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general terms and provisions will not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to those Debt Securities.

         The Debt Securities will be issued under an Indenture, dated as of May 31, 1991 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Registration Statement"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms.

         The Indenture does not limit the principal amount of Debt Securities that may be issued thereunder, and provides that Debt Securities may be issued thereunder in one or more series up to the aggregate principal amount that may be authorized from time to time by the Company. The Company from time to time may, without the consent of the Holders of outstanding Debt Securities, provide for the issuance of other debt securities under the Indenture in addition to the Debt Securities authorized on the date of this Prospectus. The Indenture provides the Company with the ability, in addition to the ability to issue Debt Securities with terms different than those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series. Debt Securities in an aggregate principal amount of up to $5,797,670,162 may be offered pursuant to this Prospectus. As of the date of this Prospectus, $12,349,054,575 aggregate principal amount of Debt Securities have been issued under the Indenture and are outstanding.

         Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the terms of those Debt Securities, including, where applicable (1) the title of the Debt Securities and the series of which those Debt Securities are a part; (2) the aggregate principal amount of, or any limit on the aggregate principal amount of, those Debt Securities; (3) the date or dates on which those Debt Securities will mature; (4) the rate or rates per annum (which may be fixed or variable) at which those Debt Securities will bear interest, if any; (5) the date or dates on which such interest, if any, will be payable and the record date or dates relating thereto; (6) the provisions, if any, for redemption of those Debt Securities and the redemption price thereof; (7) the sinking fund requirements, if any, with respect to those Debt Securities; (8) whether those Debt Securities provide for payment in United States dollars, a foreign currency or a composite currency; (9) the terms, if any, on which such Debt Securities may be converted into or exchanged for stock or other securities of the Company or other entities, including the period during which such Debt Securities may be so converted or exchanged and any specific provisions for adjustment of such terms;
(10) the form (registered or bearer or both) in which those Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the Debt Securities in either form; (11) whether those Debt Securities will be issued in book-entry form (a "Global Security") or in certificated form; (12) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") relating to specified taxes, assessments or other governmental charges in respect of those Debt Securities and whether the Company has the option to redeem those Debt Securities rather than pay such Additional Amounts, and the terms of any such redemption; (13) if the amount of payments of principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of those Debt Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the Debt Securities are stated to be payable, the manner in which those amounts will be determined; (14) the provisions, if any, for the defeasance of those Debt Securities; and (15) any other terms of those Debt Securities not inconsistent with the provisions of the Indenture.

         From time to time Debt Securities may be issued that provide for determination of the amount of payments of principal (and premium, if any), or interest, if any, by reference to an index, exchange rate, formula, currency, commodity, individual security, basket of securities or other method. Holders of such Debt Securities may receive a payment of principal (and premium, if any) or interest, if any, that is greater or less than the amount of principal (and premium, if any) or interest, if any, that otherwise would be payable on the dates of payment thereof but for such reference, depending on the value on such dates of the applicable index, exchange rate, formula, currency, commodity, individual security, basket of securities or other method. Information as to the methods for determining the amount of principal (and premium, if any), and interest, if any, payable on any date, the index, exchange rate, formula, currency, commodity, individual security, basket of securities or other method to which the amount payable on such date is linked and certain additional tax considerations (if material) will be set forth in the applicable Prospectus Supplement.

         Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities will be issued only in registered form without coupons ("Registered Securities") in denominations of $1,000 and integral multiples thereof, and in bearer form with or without coupons ("Bearer Securities") in the denomination of $5,000. If Bearer Securities of a series are issued, the federal income tax consequences and other special considerations applicable to those Bearer Securities will be described in the Prospectus Supplement relating to that series.

         Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or other governmental charge that may be imposed in connection therewith. Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities of any series will be described in the Prospectus Supplement relating thereto.

         If the principal of (and premium, if any) or any interest on Debt Securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to those Debt Securities and such currency will be described in the Prospectus Supplement relating to that series.

         One or more series of Debt Securities may be sold at a substantial discount below its or their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rate. One or more series of Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. Federal income tax consequences and other special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

         The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordi- nated indebtedness of the Company. The Company extends credit to its subsidiaries from time to time. Extensions of credit to subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries. In addition, since the Company is a holding company, the right of the Company and hence the right of creditors of the Company (including the Holders of the Debt Securities) to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization, or otherwise, is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. Furthermore, dividends, loans and advances to the Company from certain of its subsidiaries, including Bear Stearns and BSSC, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies and by covenants governing certain indebtedness of those subsidiaries.

         Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the Trustee in the City and State of New York or (in the case of Bearer Securities) at the office of the Trustee located outside the United States maintained for such purpose; provided, however, that payment of interest other than interest payable at maturity (or on the date of redemption, if any, if the Debt Securities are redeemable by the Company prior to maturity, or on the date of repayment, if the Debt Securities are repayable at the option of the Holder thereof prior to maturity) on Registered Securities may be made at the option of the Company by check mailed to the address of the person entitled thereto or, at the option of a Holder of at least $10,000,000 in principal amount of Registered Securities, by wire transfer to an account designated by such Holder in writing at least 16 days prior to the date on which such payment is due. Unless otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States or will otherwise be made inside the United States.


NOTICES

         Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable Security Register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security.


GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of the successor.

         The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

         Upon the issuance of a Global Security, the Depositary will credit on its book-entry system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of the Debt Securities, or if the Debt Securities are offered and sold directly by the Company or through agents, by the Company or those agents. Ownership of beneficial interest in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of a Global Security, the Depositary or nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by Global Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or Holders thereof under the Indenture.

         Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below, payments of principal of (and premium, if any) and any interest on the individual Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of them may act or refrain from acting without liability on any information provided by the Depositary. The Company expects that the Depositary, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below.

         If interest is paid on a bearer Global Security, or if no interest has been paid but the bearer Global Security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable U.S. Treasury regulations) has ended, the Depositary must provide the Company with a certificate to the effect that the owners of the beneficial interests in the Global Security are non-U.S. persons or U.S. persons that are permitted to hold bearer securities under applicable U.S. Treasury regulations. In general, U.S. persons that are permitted to hold bearer securities are U.S. persons who acquire the securities through the foreign branch of certain U.S. financial institutions and certain U.S. financial institutions that hold the securities for resale to non- U.S. persons or who hold the securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the Depositary by the owners of the beneficial interests.

         If the Depositary is at any time unwilling or unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 calendar days, then the Company will issue Debt Securities in certificated form in exchange for all outstanding Global Securities. In addition, the Company (but not a Holder) may at any time determine not to have Debt Securities represented by a Global Security and, in that event, will issue Debt Securities in definitive form in exchange for all Global Securities. In any such instance, an owner of a beneficial interest in the Global Securities to be exchanged will be entitled to delivery in definitive form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of the series so issued will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of that series are issuable as Registered Securities, (b) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities of that series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of that series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities and Bearer Warrants" below for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.


LIMITATION ON LIENS

         The Indenture provides that the Company may not, and may not permit any Restricted Subsidiary to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the Debt Securities, will be secured equally and ratably with such secured indebtedness. The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any other subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

MERGER AND CONSOLIDATION

         The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, organized and existing under the laws of the United States of America or any state thereof, provided that (a) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or that shall have received such assets shall expressly assume payment of the principal of, and premium, if any, and interest on, (and any Additional Amounts payable in respect of) the Debt Securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (b) the Company or such successor corporation shall not immediately thereafter be in default under the Indenture.

         Unless otherwise provided in the applicable Prospectus Supplement, the Indenture does not restrict (i) a consolidation, merger, sale of assets or other similar transaction that may adversely affect the creditworthiness of the Company or a successor or combined entity, (ii) a change in control of the Company or (iii) a highly leveraged transaction involving the Company, whether or not involving a change in control, and the Indenture therefore will not protect holders of the Debt Securities from the substantial impact that any of the foregoing transactions may have on the value of the Debt Securities.


MODIFICATION AND WAIVER

         Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the Stated Maturity or the date of any installment of principal of, or interest on, any Debt Security or change the Redemption Price or the Optional Redemption Price thereof; (b) reduce the principal amount of, or the rate of interest on, or the amount of any Additional Amount payable in respect of, any Debt Security or reduce the amount of principal that could be declared due and payable prior to the Stated Maturity of that Debt Security, or change the obligation of the Company to pay any Additional Amounts (except as contemplated or permitted under the Indenture), or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity of that Debt Security pursuant to the Indenture; (c) change the place or currency of any payment of principal, premium, if any, or interest on any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive any past default to less than a majority. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of outstanding Debt Securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture.


EVENTS OF DEFAULT

         Under the Indenture, the following will be Events of Default with respect to any series of Debt Securities: (a) default in the payment of interest on, or any Additional Amounts payable in respect of, any Debt Securities of that series when due, which default has continued for 30 days; (b) default in the payment of the principal of, and premium, if any, on, any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture or in the Debt Securities of that series, which default has continued for 60 days after written notice as provided in the Indenture; (e) default for 10 days after notice as provided in the Indenture, in respect of any other indebtedness for borrowed money of the Company or any Restricted Subsidiary in excess of $10,000,000 that has been declared due and payable prior to maturity; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default with respect to Debt Securities of that series. Within 90 days after the occurrence of any default, the Trustee shall notify all holders of Debt Securities of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on, or any additional amounts with respect to, any Debt Security or in the payment of any sinking fund installment with respect to any Debt Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the Debt Securities; and provided further, that in the case of any default of the character specified in clause
(d) above, no such notice shall be given until at least 30 days after the occurrence thereof. The Trustee or the Holders of 25% in principal amount (or any lesser amount that may be provided for in the Debt Securities of that series) of the outstanding Debt Securities of that series may declare the principal amount of all outstanding Debt Securities of that series due and payable immediately if an Event of Default with respect to the Debt Securities of that series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to the Debt Securities of any series, but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due solely as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount of all outstanding Debt Securities of that series, except in a case of failure to pay the principal of, and premium, if any, or interest on, or any Additional Amounts payable in respect of, any Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of that series.

         The Holders of a majority in principal amount of the outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series, provided that this direction shall not be in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those Holders, the Trustee shall be entitled to receive from those Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

         The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Indenture.


DEFEASANCE

         If so established by the Company under the terms of the Indenture with respect to Debt Securities of any series that are Registered Securities denominated and payable only in United States dollars (except as otherwise provided under the Indenture), the Company, at its option, (a) will be discharged from any and all obligations in respect of the Debt Securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of Debt Securities of that series, replace stolen, lost or mutilated Debt Securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied or (b) will not be subject to provisions of the Indenture described above under "Limitation on Liens" and "Merger and Consolidation" with respect to the Debt Securities of that series, in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations that, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the Debt Securities of that series on the dates such payments are due in accordance with the terms of those Debt Securities. To exercise either option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that (a) the deposit and related defeasance would not cause the Holders of the Debt Securities of the series being defeased to recognize income, gain or loss for United States Federal income tax purposes and (b) if the Debt Securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting. Defeasance provisions, if any, with respect to any series of Debt Securities may be specified by the Company under the terms of the Indenture.

                             DESCRIPTION OF WARRANTS

         The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general terms and provisions will not apply to the Warrants so offered will be described in the Prospectus Supplement relating to those Warrants.

         The Company may issue Warrants for the purchase of Debt Securities, Warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government Debt Securities"), Warrants to buy or sell currencies, currency units or units of a currency index or currency basket, Warrants to buy or sell units of a stock index or stock basket and Warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of Debt Securities and may be attached to or separate from those Debt Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth herein and in any applicable Prospectus Supplement. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or a trust company, as warrant agent (the "Warrant Agent"), all as described in the Prospectus Supplement relating to that series of Warrants. The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates"), if any, of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those Warrant Certificates or beneficial owners of those Warrants. The following summaries of certain provisions of the forms of Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.


GENERAL

         Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of those Warrants, including, where applicable: (1) whether the Warrant is for Debt Securities, Government Debt Securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as therein described; (2) the offering price; (3) the currency, currency unit, currency index or currency basket based on or relating to currencies for which those Warrants may be purchased; (4) the date on which the right to exercise those Warrants will commence and the date (the "Expiration Date") on which that right will expire;
(5) whether those Warrants are to be issuable in registered form ("Registered Warrants") or bearer form ("Bearer Warrants"); (6) whether those Warrants are extendable and the period or periods of such extendibility; (7) the terms upon which Bearer Warrants, if any, of any series may be exchanged for Registered Warrants of that series; (8) whether those Warrants will be issued in book-entry form (a "Global Warrant Certificate") or in certificated Form; (9) United States federal income tax consequences applicable to those Warrants; and (10) any other terms of those Warrants not inconsistent with the applicable Warrant Agreement.

         If the offered Warrants are to purchase Debt Securities, the Prospectus Supplement will also describe (1) the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the Debt Securities purchasable upon exercise of those Warrants; (2) the designation and terms of the Debt Securities with which those Warrants are issued and the number of those Warrants issued with each such Debt Security; (3) the date or dates on and after which those Warrants and the related Debt Securities will be separately transferable; and (4) the principal amount of Debt Securities purchasable upon exercise of one offered Warrant and the price at which and currency, currency unit or currency basket in which such principal amount of Debt Securities may be purchased upon such exercise. Prior to exercising their Warrants, holders of those Warrants will not have any of the rights of Holders of the Debt Securities of the series purchasable upon such exercise, including the right to receive payments of principal of, or premium, if any, or interest, if any, on, those Debt Securities, or to enforce any of the covenants in the Indenture.

         If the offered Warrants are to buy or sell Government Debt Securities or a currency, currency unit, currency index or currency basket, the Prospectus Supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each Warrant, whether those Warrants provide for cash settlement or delivery of the Government Debt Securities or currency, currency unit, currency index or currency basket upon exercise.

         If the offered Warrants are Warrants on a stock index or a stock basket, those Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in such stock index or stock basket, and the Prospectus Supplement will describe the terms of those Warrants, the stock index or stock basket covered by those Warrants and the market to which the stock index or stock basket relates.

         If the offered Warrants are Warrants on a commodity or commodity index, those Warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The Prospectus Supplement will describe the terms of those Warrants, the commodity or commodity index covered by those Warrants and the market, if any, to which the commodity or commodity index relates.

         Registered Warrants of any series will be exchangeable for Registered Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates, to the extent exchangeable, may be presented for exchange, and Registered Warrants may be presented for transfer, at the corporate trust office of the Warrant Agent for that series of Warrants (or any other office indicated in the Prospectus Supplement relating to that series of Warrants). Warrants to buy or sell Government Debt Securities or a currency, currency unit, currency index or currency basket, and Warrants on stock indices or stock baskets or on commodities or commodity indices, may be issued in the form of a single Global Warrant Certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates selected by the Company, for interests in a Global Warrant Certificate, as set forth in the applicable Prospectus Supplement. Bearer Warrants will be transferable by delivery. The Prospectus Supplement will describe the terms of exchange applicable to any Bearer Warrants.


EXERCISE OF WARRANTS

         Each Warrant will entitle the Holder to purchase such principal amount of the Debt Securities or buy or sell such amount of Government Debt Securities or of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price, or receive a settlement value in respect of such amount of Government Debt Securities or of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the Prospectus Supplement relating to that series of Warrants or as otherwise set forth in the Prospectus Supplement. Warrants may be exercised at the corporate trust office of the Warrant Agent (or any other office indicated in the Prospectus Supplement relating to those Warrants) at any time up to 5:00 p.m. New York time on the date set forth in the Prospectus Supplement relating to those Warrants or as may be otherwise set forth in the Prospectus Supplement. After such time on that date (or such later date to which such date may be extended by the Company), unexercised Warrants will become void.

         Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the Warrant Certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities, or (except in the case in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise. Only Registered Securities will be issued and delivered upon exercise of Registered

Warrants. Warrants will be deemed to have been exercised upon receipt of such Warrant Certificate and any payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement and the Company will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or buy or sell such Government Debt Securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the Warrants. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of the Warrants. Special provisions relating to the exercise of any Bearer Warrants or automatic exercise of Warrants will be described in the related Prospectus Supplement.

        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS

         In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security or during the restricted period (as defined in applicable U.S. Treasury regulations) of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S.
Treasury regulations.

         Each Bearer Security, including Bearer Global Securities that will not be exchanged for definitive individual Securities prior to the stated maturity, will bear on the face of the Security and on any interest coupons that may be detachable therefrom a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange, redemption or other disposition of those Bearer Securities. The legend described above will also be evidenced on any book-entry system maintained with respect to the Bearer Securities.

         As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security. Following the availability of a definitive Global Security in bearer form, or individual Bearer Securities, and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership" unless such a certificate has already been provided by the Depositary because interest has been paid on the Global Security or because a reasonable period of time after the end of the restricted period has passed.

         Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to those Bearer Warrants.

                              PLAN OF DISTRIBUTION

         The Company may sell the Securities in any of three ways: (i) to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns); (ii) through broker-dealers (including Bear Stearns) designated by the Company to act on its behalf as agents; or (iii) directly to one or more purchasers. Each Prospectus Supplement will set forth the manner and terms of the offering of the Securities covered thereby, including (i) whether that offering is being made to underwriters or through agents; (ii) any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation, and (iii) the purchase price or initial public offering price of the Securities and the anticipated proceeds to the Company from the sale of the Securities.

         When Securities are to be sold to underwriters, unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent but the underwriters will be obligated to purchase all of the Securities if any are purchased. The Securities will be acquired by the underwriters for their own account and may be resold by the underwriters, either directly to the public or to securities dealers, from time to time in one or more transactions, including negotiated transactions, either at fixed public offering price or at varying prices determined at the time of sale. The initial public offering price, if any, and any concessions allowed or reallowed to dealers, may be changed from time to time.

         To the extent that any Securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to the public offering price thereof, the proceeds from the offering of those Securities will be reduced. Bear Stearns intends to resell any of those Securities from time to time following termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

         Unless otherwise indicated in the applicable Prospectus Supplement, when Securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the Securities for the Company's account and will receive commissions from the Company as set forth in the applicable Prospectus Supplement.

         Securities purchased in accordance with a redemption or repayment pursuant to their terms may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed by them.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and the Prospectus Supplement will set forth the commissions payable for solicitation of these contracts.

         Underwriters and agents participating in any distribution of Securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection therewith may be deemed to be underwriting compensation for the purposes of the Securities Act. Those underwriters and agents may be entitled, under their agreements with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for the Company or its affiliates in the ordinary course of business.

         Following the initial distribution of any series of Securities, Bear Stearns may offer and sell previously issued Securities of that series from time to time in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. This Prospectus and the Prospectus Supplement applicable to those Securities will be used by Bear Stearns in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale.

         In order to facilitate the offering of certain Securities hereunder, certain persons participating in the offering of those Securities may engage in transactions that stabilize, maintain or otherwise affect the price of those Securities during and after the offering of those Securities. Specifically, if so set forth in the applicable Prospectus Supplement, the underwriters of those Securities may over-allot or otherwise create a short position in those Securities for their own account by selling more of those Securities than have been sold to them by the Company and may elect to cover any such short position by purchasing those Securities in the open market. In addition, the underwriters may stabilize or maintain the price of those Securities by bidding for or purchasing those Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

         As Bear Stearns is a wholly owned subsidiary of the Company, each distribution of Securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

                              ERISA CONSIDERATIONS

         Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are hereinafter collectively referred to as "Plans."

         Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (e.g., investment manager, trustee or custodian), any person providing services (e.g., a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

         Each of the Company, Bear Stearns and BSSC is considered a "party in interest" or "disqualified person" with respect to many Plans, including IRAs established with any of them. The purchase and/or holding of Securities by a Plan with respect to which the Company, Bear Stearns and/or BSSC is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

         Applicable exemptions may include the exemption for services under
Section 408(b)(2) of ERISA and certain prohibited transaction class exemptions (e.g., Prohibited Transaction Class Exemption 84-14 relating to qualified professional asset managers, Prohibited Transaction Class Exemption 96-23 relating to certain in-house asset managers and Prohibited Transaction Class Exemptions 75-1 and 86-128 relating to securities transactions involving employee benefit plans and broker-dealers).

         A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on Disqualified Persons who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section.

         In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of Securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, the Company, Bear Stearns and/or BSSC should consult with counsel prior to making any such acquisition.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's 1996 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

         The validity of the Debt Securities and the Warrants will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

    SEC registration fee...................................    $1,515,152
    Trustee's fees and expenses............................        10,000
    Accounting fees........................................        10,000
    Legal fees and expenses................................       200,000
    Blue Sky fees and expenses (including legal fees)......        10,000
    Printing and engraving fees............................        20,000
    NASD filing fee........................................        30,500
    Miscellaneous..........................................        10,348
                                                                ---------
                         Total                                 $1,806,000
                                                                =========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

         Article VIII of the registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The registrants Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-8 (No. 33-49979) filed August 13, 1993.

         The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

         For the undertaking with respect to indemnification, see Item 17 herein.


ITEM 16. EXHIBITS.

    1(a)  --Form of Underwriting Agreement.(1)
    1(b)  --Form of Distribution Agreement.(1)
    1(c) --Distribution Agreement, including form of Terms Agreement, dated November 8, 1991, for Medium-Term Notes ("MTN Distribution Agreement").(2)
    1(d)  --Amendment No. 1, dated December 4, 1991, to the MTN Distribution
               Agreement.(3)
    1(e) --Form of Amendment No. 2 to the MTN Distribution Agreement.(3) 4(a) --Indenture, dated as of May 31, 1991, between The Bear Stearns
               Companies Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company).(4)
 4(b)(1)  --Form of Fixed Rate Senior Note.(5)
 4(b)(2)  --Form of Medium-Term Note, Series B (Fixed Rate).(5)
 4(b)(3)  --Form of Medium-Term Note, Series B (Floating Rate).(6)

 4(b)(4) --Form of Medium-Term Note, Series B (Floating Rate Extendible).(3) 4(b)(5) --Form of Floating Rate Note (LIBOR).(7)
 4(b)(6)  --Form of Floating Rate Note (CMT).(8)
 4(b)(7)  --Form of Note (Common-Linked Higher Income Participation
               Securities).(8)
 4(b)(8)  --Form of Note (S&P 500 Linked Note).(9)
 4(c)(1)  --Form of Warrant Agreement, including form of Warrant Certificate, for Warrants to purchase Debt Securities.(1)
 4(c)(2)  --Form of Warrant Agreement, including form of Warrant
               Certificate (for Warrants to be sold separately from Debt Securities), for Warrants to purchase Debt Securities.(1)
 4(c)(3)  --Form of Warrant Agreement for Warrants to purchase other securities, currencies or units.(3)
 4(c)(4)  --Form of Warrant Agreement relating to AMEX Hong Kong 30 Index
               Call Warrants.(10)
 4(c)(5)  --Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Put
                Warrants.(11)
 4(c)(6)  --Form of Warrant Agreement relating to the Japan Index Call
               Warrants.(12)
 4(c)(7)  --Form of Warrant Agreement relating to the Japan Index Put
               Warrants.(13)
 4(c)(8)  --Form of Warrant Agreement relating to the Japanese Yen Put
                Warrants.(14)
 4(c)(9)  --Form of Warrant Agreement relating to Nikkei 225 Index Strike Reset
                Call Warrants.(15)
4(c)(10)  --Form of Warrant Agreement relating to Vantage Point Portfolio
               Call Warrants.(16)
       5  --Opinion of Weil, Gotshal & Manges LLP.*
      12  --Computation of Ratio of Earnings to Fixed Charges.*
   23(a)  --Consent of Deloitte & Touche LLP.*
   23(b)  --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).*
     24   --Power of attorney (included in the signature pages to the
                 Registration Statement).*
     25   --Form T-1 Statement of Eligibility and Qualification under the Trust
                Indenture Act of 1939 of The Chase Manhattan Bank (separately bound).*

----------------------
   *       Filed herewith
 (1) Incorporated by reference to similarly numbered exhibits to the registrant's Registration Statement No. 33-44521 on Form S-3.
 (2) Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-43482 on Form S-3.
 (3) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-48829 on Form S-3.
 (4) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.
 (5) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-57824 on Form S-3.
 (6) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-03685 on Form S-3.
 (7) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-50393 on Form S-3.
 (8) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-52701 on Form S-3.
 (9) Incorporated by reference to Exhibit 2.3 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 15, 1997.
 (10) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
 (11) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
 (12) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.
 (13) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

 (14) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.
 (15) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.
 (16) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.


ITEM 17. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high and of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

                (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of July, 1997.


                                  THE BEAR STEARNS COMPANIES INC.


                                  By:  /s/ William J. Montgoris
                                      ------------------------------------
                                      William J. Montgoris
                                      Chief Operating Officer


        We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and William
J. Montgoris, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-3 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     TITLE                                  DATE
---------                                     -----                                  ----



/s/ Alan C. Greenberg
----------------------------------   Chairman of the Board and Director          July 15, 1997
Alan C. Greenberg


/s/ James E. Cayne
----------------------------------   President and Chief                         July 15, 1997
James E. Cayne                       Executive Officer (Principal Executive
                                     Officer); Director


/s/ William J. Montgoris
----------------------------------   Chief Operating Officer; Director           July 15, 1997
William J. Montgoris


/s/ Mark E. Lehman
----------------------------------   Executive Vice President; Director          July 15, 1997
Mark E. Lehman


/s/ Alan D. Schwartz
----------------------------------   Executive Vice President; Director          July 15, 1997
Alan D. Schwartz



                                      II-5

/s/ Warren J. Spector
----------------------------------   Executive Vice President; Director          July 15, 1997
Warren J. Spector


/s/ Michael Minikes
----------------------------------   Treasurer; Director                         July 15, 1997
Michael Minikes


/s/ E. Garrett Bewekes, III
----------------------------------   Director                                    July 15, 1997
E. Garrett Bewkes, III


/s/ Denis A. Bovin
----------------------------------   Director                                    July 15, 1997
Denis A. Bovin


/s/ Peter D. Cherasia
----------------------------------   Director                                    July 15, 1997
Peter D. Cherasia


/s/ Ralph R. Cioffi
----------------------------------   Director                                    July 15, 1997
Ralph R. Cioffi


/s/ Barry J. Cohen
----------------------------------   Director                                    July 15, 1997
Barry J. Cohen



----------------------------------   Director                                    July   , 1997
Wendy L. de Monchaux


/s/ Bruce E. Geismar
----------------------------------   Director                                    July 15, 1997
Bruce E. Geismar


/s/ Carl D. Glickman
----------------------------------   Director                                    July 15, 1997
Carl D. Glickman


/s/ Thomas R. Green
----------------------------------   Director                                    July 15, 1997
Thomas R. Green





                                      II-6


---------------------------------    Director                                    July   , 1997
Donald J. Harrington


/s/ Richard Harriton
---------------------------------    Director                                    July 15, 1997
Richard Harriton


/s/ Daniel L. Keating
---------------------------------    Director                                    July 15, 1997
Daniel L. Keating


/s/ John W. Kluge
---------------------------------    Director                                    July 15, 1997
John W. Kluge


/s/ David. A. Liebowitz
---------------------------------    Director                                    July 15, 1997
David A. Liebowitz


/s/ Bruce M. Lisman
---------------------------------    Director                                    July 15, 1997
Bruce M. Lisman



---------------------------------    Director                                    July   , 1997
Roland N. Livney


/s/ Donald R. Mullen, Jr.
---------------------------------    Director                                    July 15, 1997
Donald R. Mullen, Jr.


/s/ Frank T. Nickell
---------------------------------    Director                                    July 15, 1997
Frank T. Nickell


/s/ Craig M. Overlander
---------------------------------    Director                                    July 15, 1997
Craig M. Overlander


/s/ Stephen E. Raphael
---------------------------------    Director                                    July 15, 1997
Stephen E. Raphael


/s/ E. John Rosenwald, Jr.
---------------------------------    Vice-Chairman of the Board; Director        July 15, 1997
E. John Rosenwald, Jr.



                                      II-7

/s/ Lewis A. Sachs
---------------------------------    Director                                    July 15, 1997
Lewis A. Sachs


/s/ Richard Sachs
---------------------------------    Director                                    July 15, 1997
Richard Sachs



---------------------------------    Director                                    July   , 1997
Frederic V. Salerno


/s/ David M. Solomon
---------------------------------    Director                                    July 15, 1997
David M. Solomon


/s/ Robert M. Steinberg
---------------------------------    Director                                    July 15, 1997
Robert M. Steinberg


/s/ Michael L. Tarnopol
---------------------------------    Vice-Chairman of the Board; Director        July 15, 1997
Michael L. Tarnopol


/s/ Vincent Tese
---------------------------------    Director                                    July 15, 1997
Vincent Tese


/s/ Michael J. Urifer
---------------------------------    Director                                    July 15, 1997
Michael J. Urfirer



---------------------------------    Director                                    July   , 1997
Fred Wilpon


/s/ Uzi Zucker
---------------------------------    Director                                    July 15, 1997
Uzi Zucker


/s/ Michael J. Abatemarco
---------------------------------    Controller                                  July 15, 1997
Michael J. Abatemarco





                                      II-8

/s/ Samuel L. Molinaro, Jr.
---------------------------------    Senior Vice President-                      July 15, 1997
Samuel L. Molinaro, Jr.              Finance and Chief Financial Officer
                                     (Principal Accounting Officer and
                                     Principal Financial Officer)


                                  EXHIBIT INDEX

Exhibit No.         Description
    1(a)  --Form of Underwriting Agreement.(1)
    1(b)  --Form of Distribution Agreement.(1)
    1(c) --Distribution Agreement, including form of Terms Agreement, dated November 8, 1991, for Medium-Term Notes ("MTN
               Distribution Agreement").(2)
    1(d)  --Amendment No. 1, dated December 4, 1991, to the MTN Distribution
               Agreement.(3)
    1(e)  --Form of Amendment No. 2 to the MTN Distribution Agreement.(3)
    4(a)  --Indenture, dated as of May 31, 1991, between The Bear Stearns
               Companies Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company).(4)
 4(b)(1)  --Form of Fixed Rate Senior Note.(5)
 4(b)(2)  --Form of Medium-Term Note, Series B (Fixed Rate).(5)
 4(b)(3)  --Form of Medium-Term Note, Series B (Floating Rate).(6)
 4(b)(4) --Form of Medium-Term Note, Series B (Floating Rate Extendible).(3) 4(b)(5) --Form of Floating Rate Note (LIBOR).(7)
 4(b)(6)  --Form of Floating Rate Note (CMT).(8)
 4(b)(7)  --Form of Note (Common-Linked Higher Income Participation
               Securities).(8)
 4(b)(8)  --Form of Note (S&P 500 Linked Note).(9)
 4(c)(1)  --Form of Warrant Agreement, including form of Warrant Certificate, for Warrants to purchase Debt Securities.(1)
 4(c)(2)  --Form of Warrant Agreement, including form of Warrant
               Certificate (for Warrants to be sold separately from Debt Securities), for Warrants to purchase Debt Securities.(1)
 4(c)(3)  --Form of Warrant Agreement for Warrants to purchase other securities, currencies or units.(3)
 4(c)(4)  --Form of Warrant Agreement relating to AMEX Hong Kong 30 Index
               Call Warrants.(10)
 4(c)(5)  --Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Put
                Warrants.(11)
 4(c)(6)  --Form of Warrant Agreement relating to the Japan Index Call
               Warrants.(12)
 4(c)(7)  --Form of Warrant Agreement relating to the Japan Index Put
               Warrants.(13)
 4(c)(8)  --Form of Warrant Agreement relating to the Japanese Yen Put
                Warrants.(14)
 4(c)(9)  --Form of Warrant Agreement relating to Nikkei 225 Index Strike Reset
                Call Warrants.(15)
4(c)(10)  --Form of Warrant Agreement relating to Vantage Point Portfolio
               Call Warrants.(16)
       5  --Opinion of Weil, Gotshal & Manges LLP.*
      12  --Computation of Ratio of Earnings to Fixed Charges.*
   23(a)  --Consent of Deloitte & Touche LLP.*
   23(b)  --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).*
     24   --Power of attorney (included in the signature pages to the
                 Registration Statement).*
     25   --Form T-1 Statement of Eligibility and Qualification under the Trust
                Indenture Act of 1939 of The Chase Manhattan Bank (separately bound).*

----------------------
   *       Filed herewith
 (1) Incorporated by reference to similarly numbered exhibits to the registrant's Registration Statement No. 33-44521 on Form S-3.
 (2) Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-43482 on Form S-3.
 (3) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-48829 on Form S-3.
 (4) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.

 (5) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-57824 on Form S-3.
 (6) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-03685 on Form S-3.
 (7) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-50393 on Form S-3.
 (8) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-52701 on Form S-3.
 (9) Incorporated by reference to Exhibit 2.3 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 15, 1997.
 (10) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
 (11) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
 (12) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.
 (13) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.
 (14) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.
 (15) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.
 (16) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.